Registration No. 333-


     As filed with the Securities and Exchange Commission on July 16, 1997

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------
                                COMSTOCK BANCORP
             (Exact Name of Registrant as Specified in its Charter)

           NEVADA                                               86-0856406
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                                 6275 Neil Road
                               Reno, Nevada 89511
                         (Address of Principal Executive
                           Offices Including Zip Code)
                                 ---------------

                      1992 INCENTIVE PLAN OF COMSTOCK BANK
               AND 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                            (Full Title of the Plans)
                            -------------------------
                                                           Copy to:
Robert N. Barone                                      Michael J. Meaney
Comstock Bancorp                                      Benesch, Friedlander,
6275 Neil Road                                        Coplan & Aronoff LLP
Reno, Nevada  89511                                   2300 BP America Building
(702) 824-7100                                        200 Public Square
                                                      Cleveland, Ohio 44114-2378
                                                      (216) 363-4500

           (Name and Address Including Zip Code; and Telephone Number,
                   Including Area Code, of Agent for Service)
                                 ---------------
        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

                         CALCULATION OF REGISTRATION FEE
--------------------------------- ---------------- ----------------------- ------------------------- ---------------
   Title of Securities              Amount to be      Proposed Maximum         Proposed Maximum        Amount of
     to be Registered               Registered(1)    Offering Price per       Aggregate Offering      Registration
                                                          Share(2)                 Price(2)                Fee
================================= ================ ======================= ========================= ===============
Common Stock, $.01 par value         1,130,000            Variable               $3,084,900              $934.82
================================= ================ ======================= ========================= ===============

     -----------------------
(1) This Registration Statement also includes an indeterminable number of shares of Common Stock which may be issued under the anti-dilution provisions of the plans.

(2) Estimated in accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, on the basis of $2.73 per share, which is the average price at which existing options may be exercised.

                                     PART I

REOFFER PROSPECTUS

                                1,130,000 Shares

                                COMSTOCK BANCORP

                                  Common Stock

         The shares of common stock, par value $.01 per share,("Common Stock"), of Comstock Bancorp, a Nevada bank holding corporation (the "Company"), offered pursuant to this Prospectus consist of 1,130,000 shares (the "Shares") which eventually may be offered for sale by certain holders of Common Stock (the "Selling Shareholders"). The Company has agreed to pay all of the expenses of this Offering, but will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. See "Selling Shareholders." All brokerage commissions and other similar expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders. The aggregate proceeds to the Selling Shareholders from the sale of the Shares will be the purchase price of the Shares sold, less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Use of Proceeds" and "Plan of Distribution."

         The Common Stock is listed on the NASDAQ Small Cap Stock Market under the symbol "LODE." On July 15, 1997, the last reported bid price of the Common Stock was $6.75 per share.

         The Selling Shareholders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Shares from time to time on terms to be determined at the time of sale. The Selling Shareholders may sell the Shares in one or more transactions (which may involve one or more block transactions) on the NASDAQ Small Cap Stock Market, in sales occurring in the over-the-counter market, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such Shares for whom they may act as broker or agent. To the extent required, the specific Shares to be sold, the names of the Selling Shareholders, the purchase price, the public offering price, the names of any such agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.

         The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the 1933 Act.

         No dealer, salesman or other person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholders, or any underwriter, dealer or agent. This Prospectus and any supplement thereto shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the Shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof, or that the information contained herein is correct as of any time subsequent to the date hereof.


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
            THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION")
                 OR ANY STATE SECURITIES COMMISSION NOR HAS THE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.





                  The date of this Prospectus is July 23, 1997.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. In addition, the Company has filed with the Commission a Form S-8 registration statement (the "Registration Statement") with respect to certain of the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules relating thereto. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto, and to the reports and other information filed with the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference. The Registration Statement, and the exhibits and schedules thereto, and reports and other information filed with the Commission may be inspected and copied (at the prescribed rates) at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates. The Commission also maintains a Website, http://www.sec.gov, that contains reports, proxy and information statements and other information submitted by registrants, including the Company.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, each as filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

          (1)Proxy Statement/Prospectus contained in the Company's Registration Statement on Form S-4, filed with the Commission March 25, 1997
     (Registration No. 333-23923), as amended by Amendment No. 1 to the Registration Statement on Form S-4 filed with the Commission April 14, 1997 and as supplemented by Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 filed with the Commission April 30, 1997; and

          (2)   Description   of  Common  Stock   contained  in  the   Company's
     Registration Statement on Form 8-A filed with the Commision on April 16, 1997.

         All documents concurrently or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the termination of this Offering, shall be deemed incorporated by reference in this Prospectus and to be a part hereof from the respective date of filing each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the request of such person, a copy of any document incorporated by reference herein (other than exhibits to such documents, unless they are specifically incorporated by reference herein). Requests for such documents should be directed to Comstock Bancorp, 6275 Neil Road, Reno, Nevada 89511, Attention Robert N. Barone, or made by telephone at (702) 824-7100.


                                   THE COMPANY

         The Company is a business corporation organized under the laws of the State of Nevada on February 21, 1997 for the purpose of becoming the holding company of Comstock Bank, a Nevada banking corporation (the "Bank"). The Bank conducts a general banking business, including the acceptance of demand, savings, and time deposits and the making of commercial, real estate, installment and other term loans. The Bank's deposit accounts are insured up to the maximum legal limits by the Federal Deposit Insurance Corporation. The Bank is not a member of the Federal Reserve System, having determined that the advantages of membership, which are largely available without membership, are outweighed by the costs and restrictions. The Bank offers checking and savings accounts, certificates of deposit, money market and NOW accounts and commercial real estate, residential real estate, residential construction, commercial loans, and installment loans. The Bank operates Automated Teller Machines at each deposit taking branch, night depository services, and bank-by-mail. In September, 1991, the Bank began to issue its own Visa cards through a program sponsored by the Independent Bankers' Association of America. The Bank opened a fourth full service branch (including ATM and night depository) in February, 1997. A fifth full service branch is under construction and is anticipated to open in the late summer of 1997.

         The Bank provides its range of services primarily to businesses and individuals in the northern Nevada area and began lending in southern Nevada in August, 1993. Deposits are gathered primarily from the Reno and Carson City areas. However, the Bank's lending area extends throughout all parts of northern Nevada including Reno, Sparks, Carson City, Minden/Gardnerville, Dayton, Incline Village and other communities at Lake Tahoe.

         The Company's principal executive offices are located at 6275 Neil Road, Reno, Nevada 89511 (telephone (702) 824-7100), which also serve as the principal executive offices for the Bank.

                                 USE OF PROCEEDS

         The  Shares   being   offered  are  for  the  account  of  the  Selling
Shareholders. Accordingly, the Company will receive none of the proceeds from the sale of the Shares.


                              SELLING SHAREHOLDERS

         The following table sets forth as of June 30, 1997, certain information with respect to each of the Selling Shareholders, provided by said Selling Shareholder, including the name and position with the Company, if any, of each of the Selling Shareholders and the number of Shares that may be offered by each. The number of Shares which actually may be sold by each of the Selling Shareholders will be determined from time to time by each Selling Shareholder and may depend upon a number of factors, including the price of the Common Stock from time to time. Because each of the Selling Shareholders may offer all, some or none of the Shares that each holds, and because the offering contemplated by this Prospectus is not being underwritten on a firm commitment basis, no estimate can be given as to the number of Shares that will be held by each of the Selling Shareholders upon or prior to termination of this offering. It is anticipated that the Selling Shareholders may eventually offer all of the Shares for sale. See "Plan of Distribution."

     On June 30, 1997, there were 4,421,668 shares of Common Stock outstanding.

======================================= ===================================== ======================================
    Name of Selling                     Number of Shares of Common Stock           Shares of Common Stock
Shareholder and Position                Owned or Deemed to be Owned by                Offered Hereby
                                              Selling Shareholder
======================================= ================== ================== ================== ===================
                 Name                        Shares           % of Class           Shares            % of Class
======================================= ================== ================== ================== ===================
Robert N. Barone, Chairman of the          358,818(1)            7.71%             272,250               5.85%
Board of Directors, Chief Executive
Officer and Treasurer
--------------------------------------- ------------------ ------------------ ------------------ -------------------
Larry Platz, Director, President and       262,604(2)            5.64%             261,250               5.61%
Secretary
--------------------------------------- ------------------ ------------------ ------------------ -------------------
Edward Allison, Director                    17,530(3)              *                16,000                 *
--------------------------------------- ------------------ ------------------ ------------------ -------------------
Stephen Benna, Director                      5,400(4)                *               5,000                 *
--------------------------------------- ------------------ ------------------ ------------------ -------------------
John Coombs, Director                       25,198(5)               *               19,400                 *
--------------------------------------- ------------------ ------------------ ------------------ -------------------
Michael Dyer, Director                      68,374(6)            1.53%              59,594               1.33%
--------------------------------------- ------------------ ------------------ ------------------ -------------------
Mervyn Matorian, Director                   19,532(7)               *               17,400                 *
--------------------------------------- ------------------ ------------------ ------------------ -------------------
Samuel McMullen, Director                   11,590(8)               *               16,000                 *
======================================= ================== ================== ================== ===================

--------------------
*    Less than one percent (1%).


(1) Includes 230,450 shares subject to currently exercisable options held by Mr. Barone. Does not include options to purchase 41,250 shares of Bank Common Stock that do not become fully vested within the next 60 days.

(2) Includes 230,450 shares subject to currently exercisable options. Does not include options to purchase 41,250 shares of Bank Common Stock that do not become fully vested within the next 60 days.

(3)  Includes 12,600 shares subject to currently exercisable options.

(4)  Includes 4,800 shares subject to currently exercisable options.

(5) Includes 17,800 shares subject to currently exercisable options held by Dr. Coombs.

(6)  Includes 38,632 shares subject to currently exercisable options.

(7)  Includes 14,200 shares subject to currently exercisable options.

(8)  Includes 11,000 shares subject to currently exercisable options.

                              PLAN OF DISTRIBUTION

         The Shares offered hereby are being sold by the Selling Shareholders, each acting as principal for his or her own account. The Company will receive no proceeds from the sale of the Shares in this offering. The Shares may be sold from time to time to purchasers directly by the Selling Shareholders. Alternatively, the Selling Shareholders may sell the Shares in one or more transactions (which may involve one or more block transactions) in the over-the-counter market, in privately negotiated transactions, in a combination of such transactions or otherwise; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholder and/or the purchasers of such Shares for whom they may act as broker or agent (which compensation may be in excess of customary commissions). It is anticipated that the Selling Shareholders may eventually offer all of the Shares for sale. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other similar expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders.

         Each Selling Shareholder and any dealer acting in connection with the offering of any of the Shares or any broker executing selling orders on behalf of any of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act in which event any profit on the sale of any or all of the Shares and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commission under the 1933 Act. Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this Prospectus, including a Prospectus supplement, to any person who purchases any of the Shares from or through such broker or dealer.

         At the time a particular offer of Shares is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Shareholders, any discounts, commissions and other items constituting compensation from the Selling Shareholders and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

         The Selling Shareholders are not restricted as to the price or prices at which they may sell their Shares. Sales of Shares at less than market prices may depress the market price of the Company's Common Stock. Moreover, the Selling Shareholders are not restricted as to the number of Shares which may be sold at any one time, and it is possible that a significant number of Shares could be sold at the same time.

         Under applicable rules and regulations under the 1934 Act, any person engaged in a distribution of the Shares may not simultaneously engage in market making activities with respect to the Shares for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including without limitation Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Shares by the Selling Shareholders.

         In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.


                                  LEGAL MATTERS

         The validity of the Shares of Common Stock offered hereby has been passed upon for the Company by the law firm of Benesch, Friedlander, Coplan & Aronoff LLP, Cleveland, Ohio.


                                     EXPERTS

         The consolidated financial statements of the Company appearing in the Company's Registration Statement on Form S-4 (Registration No. 333-23923), which have been incorporated in this Registration Statement and Prospectus by reference, have been audited by Kafoury, Armstrong & Co., independent certified public accountants, as set forth in their report. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this Registration Statement; and all documents concurrently and subsequently filed by Comstock Bancorp (the "Company"), pursuant to Sections 13(a), 13(c), 14 and
15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such document.

          (1) Proxy Statement/Prospectus contained in the Company's Registration Statement on Form S-4, filed with the Commission March 25, 1997
     (Registration No. 333-23923), as amended by Amendment No. 1 to the Registration Statement on Form S-4 filed with the Commission April 14, 1997 and as supplemented by Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 filed with the Commission April 30, 1997; and

          (2)   Description   of  Common  Stock   contained  in  the   Company's
     Registration Statement on Form 8-A filed with the Commision on April 16, 1997.

         For purposes of this Registration Statement, any statement contained in a document incorporated by or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.   Description of Securities.

         Not Applicable

Item 5.   Interests of Named Experts and Counsel.

         Not Applicable

Item 6.   Indemnification of Directors and Officers.

         Subsection 1 of Section 78.751 of the Nevada Revised Statutes (the "NRS") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendre or its equivalent does not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or that, with respect to any criminal action or proceeding, he had reasonable cause to believe his actions were unlawful.

         Subsection 2 of Section 78.751 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards to those described above except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 78.751 of the NRS further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) or in the defense of any claim, issue or mater therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that any indemnification provided for by Section 78.751 of the NRS (by court order or otherwise) shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.751.

         Article  Fourteenth  of the  Company's  Articles of  Incorporation  and
Article VII of the Company's Bylaws provide that the Company shall provide indemnification for all persons, including its officers and directors, that it has the power to indemnify in substantially the same scope to that permitted under Section 78.751 of the NRS. The Bylaws provide, pursuant to Subsection 5 of
Section 78.751 of the NRS, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of any undertaking by or on behalf of the director or officer to repay such amounts unless it is ultimately determined that he is not entitled to be indemnified by the Company pursuant to Article IX of the Bylaws.

Item 7.   Exemption from Registration Claimed.

         Not Applicable.

Item 8.   Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:

(a)      List of Exhibits.

           Exhibit
              No.        Description
           -------       -----------
            **4.1        1992 Incentive Plan of Comstock Bank, as amended.

            **4.2        1992  Non-Employee  Directors'  Stock  Option  Plan, as
                          amended.

             *5.1        Opinion of  Benesch, Friedlander, Coplan &  Aronoff LLP
                          re: legality.

            *23.1        Consent  of  Benesch,  Friedlander,  Coplan  &  Aronoff
                          LLP (included in Exhibit 5.1 to this Registration Statement).

            *23.2        Consent of Kafoury, Armstrong & Co.
-------------------------

*        Filed herewith.

** Filed as exhibit to the Company's Registration Statement on Form S-4 filed with the Commission March 25, 1997, as amended and supplemented (Registration No. 333-23923); incorporated herein by reference.

Item 9.   Undertakings.

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                    (i)     To include any  prospectus  required
                                            by   Section    10(a)(3)    of   the
                                            Securities Act of 1933;

                                    (ii)    To  reflect  in the  prospectus  any
                                            facts or  events  arising  after the
                                            effective  date of the  Registration
                                            Statement   (or  the   most   recent
                                            post-effective   amendment  thereof)
                                            which,   individually   or  in   the
                                            aggregate,  represent a  fundamental
                                            change in the  information set forth
                                            in the Registration Statement; and

                                    (iii)   To include any material  information
                                            with   respect   to  the   plan   of
                                            distribution      not     previously
                                            disclosed   in   the    Registration
                                            Statement or any material  change to
                                            such information in the Registration
                                            Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on this 22 day of July, 1997.

COMSTOCK BANCORP



                                       By: /s/ Robert N. Barone
                                           --------------------
                                           Robert N. Barone
                                           Chairman of the Board of Directors,
                                           Chief Executive Officer and Treasurer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert N. Barone and Larry Platz as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-8 Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U. S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Registration Statement or amendment thereto, has been signed by the following persons in the capacities and on the dates indicated.

        Name                        Title                              Date
        ----                        -----                              ----

/s/ Robert N. Barone    Chairman of the Board of Directors,       July 22, 1997
--------------------    Chief Executive Officer and Treasurer
    Robert N. Barone

/s/ Larry Platz         Director, President and Secretary         July 22, 1997
--------------------
    Larry Platz

/s/ Edward Allison      Director                                  July 22, 1997
--------------------
    Edward Allison

/s/ Stephen Benna       Director                                  July 22, 1997
--------------------
    Stephen Benna

/s/ John Coombs         Director                                  July 22, 1997
--------------------
    John Coombs

/s/ Michael Dyer        Director                                  July 22, 1997
--------------------
    Michael Dyer

/s/ Mervyn Matorian     Director                                  July 22, 1997
--------------------
    Mervyn Matorian

                                  EXHIBIT INDEX

          Exhibit
              No.        Description
           -------       -----------
            **4.1        1992 Incentive Plan of Comstock Bank, as amended.

            **4.2        1992  Non-Employee  Directors'  Stock  Option  Plan, as
                          amended.

             *5.1        Opinion of  Benesch, Friedlander, Coplan &  Aronoff LLP
                          re: legality.

            *23.1        Consent  of  Benesch,  Friedlander,  Coplan  &  Aronoff
                          LLP (included in Exhibit 5.1 to this Registration Statement).

            *23.2        Consent of Kafoury, Armstrong & Co.
-------------------------

*        Filed herewith.

** Filed as exhibit to the Company's Registration Statement on Form S-4 filed with the Commission March 25, 1997, as amended and supplemented (Registration No. 333-23923); incorporated herein by reference.

                                   EXHIBIT 5.1

                        OPINION OF BENESCH, FRIEDLANDER,
                              COPLAN & ARONOFF LLP

                                   (attached)

                                                                     Exhibit 5.1

July 23, 1997




Board of Directors
Comstock Bancorp
6275 Neil Road
Reno, Nevada  89511

Gentlemen:

         Comstock Bancorp, a Nevada corporation (the "Company"), intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (the "Registration Statement") with respect to 1,130,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), to be issued from time to time pursuant to the 1992 Incentive Plan of Comstock Bancorp (the "Incentive Plan") and the 1992 Non-Employee Directors' Stock Option Plan ("the Directors' Plan"). Capitalized terms not defined in this letter have the meanings given to them in the Registration Statement.

         You have requested our opinion in connection with the Company's filing of the Registration Statement. In this connection, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinions expressed in this letter, including, without limitation, the Company's Articles of Incorporation and the Registration Statement.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

         We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the General Corporation Law of the State of Nevada.

         We have assumed the Company will remain in good standing as a Nevada corporation at all times when shares of Common Stock are issued pursuant to terms of the Incentive Plan and the Directors' Plan.

         On the basis of and in reliance on the foregoing, we are of the opinion that:

         (1) The Shares of the Common Stock to be issued pursuant to the Incentive Plan and the Directors' Plan, respectively, when and if issued in accordance with the terms of the Incentive Plan and the Directors' Plan, respectively, will be legally issued, fully paid and nonassessable.

         (2)      The  Shares  of the  Common  Stock  issued    pursuant  to the
                  Incentive Plan and the Directors' Plan, respectively, have been legally issued and are fully paid and nonassessable.

         The opinion in this letter is rendered only to the Company in connection with the filing of the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. The opinion may not be relied upon by the Company for any other purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in part.

                                                     Very truly yours,



                                                     BENESCH, FRIEDLANDER,
                                                     COPLAN & ARONOFF LLP

                                  EXHIBIT 23.1

                       CONSENT OF KAFOURY, ARMSTRONG & CO.


                                   (attached)

                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1992 Incentive Equity Plan of Comstock Bancorp, the 1992 Non-Employee Directors' Stock Option Plan and to the incorporation by reference therein of our report dated January 10, 1997, with respect to the consolidated financial statements and schedules of Comstock Bank included in its Registration Statement on Form S-4 (Registration No. 333-23923), as amended and supplemented, filed with the Securities and Exchange Commission.


                                                       KAFOURY, ARMSTRONG & CO.


Reno, Nevada
July 17, 1997